AWARD AGREEMENT
SENSATA TECHNOLOGIES HOLDING PLC
(the “Company”)
PERFORMANCE RESTRICTED STOCK UNITS
Date: %%OPTION_DATE,’Month DD, YYYY’%-% (“Grant Date”)
Issue to:
%%FIRST_NAME%-% %%LAST_NAME%-% (“Participant”)

    %%TOTAL_SHARES_GRANTED,’999,999,999’%-% Performance Restricted Stock Units of the Company (the “PRSU”). Each PRSU represents the right to potentially receive one Ordinary Share, par value €0.01 per Ordinary Share.

The foregoing PRSUs are “Performance Awards” as such term is in the Company's 2010 Equity Incentive Plan, as may be amended from time to time (the “Plan”), and such Performance Awards are subject to all of the terms and conditions of the Plan in effect from time to time, except as otherwise provided herein. Any capitalized term used herein and not otherwise defined shall have the meaning ascribed to such term in the Plan. For valuable consideration, receipt of which is acknowledged, Participant agrees to the following additional terms and conditions.
PRSU Terms and Conditions
1.Plan Incorporated by Reference. This Award Agreement (this “Agreement”) is issued pursuant to the terms of the Plan and may be amended as provided in the Plan. This Agreement does not set forth all of the terms and conditions of the Plan, which are incorporated herein by reference. The Committee administers the Plan and its determinations regarding the operation of the Plan are final and binding. Copies of the Plan may be obtained upon written request without charge from the Legal Department of the Company.
2.Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
a.“Adjusted EPS” means the annual adjusted earnings per share during the Performance Year, which for the Company shall be calculated in accordance with Annex B attached hereto, and for each company in the Peer Group, shall be the annual adjusted earnings per share publicly disclosed by such company for the Performance Year (or calculated using publicly disclosed information). Adjusted EPS for the Company includes share repurchases during the Performance Year, but excludes the results of any acquisitions that close after the second quarter of the applicable company’s fiscal year (only for the first year of such acquisition) and shall be adjusted for any stock splits, reverse stock splits or the like.
b.“Banked Shares Modifier” means the percent of PRSUs to be banked in each Performance Year based upon the Company’s Relative Adjusted EPS Performance during the Performance Year in accordance with Table 1 below.
c.“Peer Company” shall mean each of the companies listed on Annex A.

d.“Peer Group” means the companies listed on Annex A attached hereto, which will be amended to remove any Peer Company that is acquired (whether through merger, stock purchase or purchase of substantially all the assets of the company) or ceases to operate (whether through bankruptcy, insolvency or sale) during the Performance Period.
e.“Performance Period” means January 1, 2020 through December 31, 2022.
f.“Performance Year” means each fiscal year for the Company beginning on January 1 and ending December 31 of each year during the Performance Period, and a similar 12-month fiscal period for each Peer Company that occurs in each of Year 1, Year 2 and Year 3.
g.“Relative Adjusted EPS Performance” means the Company’s Adjusted EPS performance when ranked among the Adjusted EPS performance of the Peer Group during the applicable Performance Year (e.g. the Company’s Adjusted EPS ranks 8th out of 20 Peer Companies during a Performance Year, the Relative Adjusted EPS Performance will be the 60th percentile).
h.“ROIC” means Return on Invested Capital and is a percentage calculated in accordance with Annex C.
i.“ROIC Performance Modifier” means the modifier of the PRSUs that may vest under this Agreement as set forth in Table 2 below that will depend on the ROIC for the applicable Performance Year.
j.“Target” means 100% of 1/3 of the PRSUs granted under this Agreement per Performance Year.
k.“Three-Year CAGR Relative Performance” means the Company’s three-year compound annual growth rate of Adjusted EPS Performance during the Performance Period as compared to the three-year compound annual growth rate of Adjusted EPS Performance of the Peer Group during the Performance Period.
l.“Three-Year CAGR Modifier” shall equal the corresponding Banked Shares Modifier for Year 3 applied across the entire Performance Period if the Company’s Three-Year CAGR Relative Performance exceeds the 50th percentile of the Peer Group.
m.“Vesting Date” means the third anniversary of the Grant Date.
n.“Year 1” means the Company or the Peer Company’s fiscal year end during 2020.
o.“Year 2” means the Company or the Peer Company’s fiscal year end during 2021.
p.“Year 3” means the Company or the Peer Company’s fiscal year end during 2022.
3.Vesting of PRSUs; Issuance of Ordinary Shares. Except as may be set forth in Section 4 below, the PRSUs (or a portion thereof) shall vest upon meeting the performance criteria described in this Agreement on the Vesting Date, provided the Participant remains employed by the Company or one of its Subsidiaries continuously through the Vesting Date. The number of PRSUs that will vest and the number of Ordinary Shares to be issued to the Participant on the Vesting Date will be determined based upon the Company’s Relative Adjusted EPS Performance, together with the Company’s ROIC Performance Modifier, to be determined as follows:
a.The PRSUs will bank, or accrue, in each Performance Year during the Performance Period as follows:

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1.Year 1: On the first anniversary of the Grant Date, between 0% and 100% of 1/3 of the PRSUs will be banked, or accrued, based upon the Company’s Relative Adjusted EPS Performance during Year 1 set forth in Table 1 below, adjusted by the ROIC Performance Modifier for Year 1 set forth in Table 2 below.
2.Year 2: On the second anniversary of the Grant Date, between 0% and 125% of 1/3 of the PRSUs will be banked, or accrued, based upon the Company’s Relative Adjusted EPS Performance during Year 2 set forth in Table 1 below, adjusted by the ROIC Performance Modifier for Year 2 set forth in Table 2 below.
3.Year 3: On the third anniversary of the Grant Date, between 0% and 150% of 1/3 of the PRSUs will be banked, or accrued, based upon the Company’s Relative Adjusted EPS Performance during Year 3 set forth in Table 1 below, adjusted by the ROIC Performance Modifier for Year 3 set forth in Table 2 below.
b.On the Vesting Date, the number of PRSUs that shall vest will be equal to the greater number of the following amounts:
1.The cumulative number of PRSUs banked, or accrued, in accordance with Section 3(a) above; or
2.If the Company’s Three-Year CAGR Relative Performance exceeds the 50th percentile of the Peer Group and the Company’s Year 3 ROIC is 10% or greater, then the product of the total PRSUs granted in this Agreement multiplied by the Three-Year CAGR Modifier multiplied by the Year 3 ROIC Modifier.

TABLE 1: RELATIVE ADJUSTED EPS PERFORMANCE

Year 1 (YR) Relative Adj. EPS Performance	Year 1 Banked Shares Modifier	Year 2 (YR) Relative Adj. EPS Performance	Year 2 Banked Shares Modifier	Year 3 (YR) Relative Adj. EPS Performance	Year 3 Banked Shares Modifier	3 Yr. CAGR Relative Performance

TABLE 2: ROIC PERFORMANCE MODIFIER

YR ROIC	ROIC Performance Modifier	YR ROIC	ROIC Performance Modifier	YR ROIC	ROIC Performance Modifier

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EXAMPLE

•Total PRSUs Granted – 2,400 PRSUs
•1/3 of PRSUs granted (i.e. 800 PRSUs) are used as the basis for determining the banking in Year 1, Year 2 and Year 3
•Each Year: Number of PRSUs banked = 1/3 PRSUs granted * Banked Shares Modifier * ROIC Performance Modifier
•Number of PRSUs Vesting on Vesting Date is greater of:
◦Year 1 banked PRSUs + Year 2 banked PRSUs + Year 3 banked PRSUs OR
◦If Three-Year CAGR Relative Performance is greater than 50th percentile and Year 3 ROIC is 10% or greater, than = Total PRSUs granted * Three-Year CAGR Modifier * Year 3 ROIC Modifier

	Year 1		Year 2		Year 3
	Actual	Modifier	Actual	Modifier	Actual	Modifier
RELATIVE ADJ EPS PERFORMANCE
ROIC

Formula A = (2,400/3*50%*.85) + (2,400/3*100%*1.00) + (2,400/3*120%*1.15)
     = 340 + 800 + 1,104 = 2,244 PRSUs
Formula B = 2,400 * 120% * 1.15 = 3,312 PRSUs
Formula B > Formula A so,
Total PRSUs vested = 3,312 PRSUs

4.Vesting on Termination of Employment, Death, Disability, Retirement and Change in Control.
i.General. Unless otherwise provided in this Section 4, any unvested PRSUs shall be forfeited immediately upon the date that Participant terminates his or her Service or otherwise ceases to be a Participant Eligible to Vest (“Termination Date”). Unless otherwise expressly provided in this Agreement or determined by the Committee or its designee, Participant’s right to vest in the PRSUs under the Plan, if any, will terminate as of such Termination Date and will not be extended by any notice period.
ii.Participant’s Death. Notwithstanding any provision in the Plan to the contrary, if a Participant dies while providing Service, the PRSUs shall immediately vest based on the banked amounts for those Performance Year(s) completed and vest at Target for any uncompleted Performance Year. The vested portion of the PRSUs shall be delivered to the executor or administrator of Participant’s estate or, if none, to the person(s) entitled to receive the vested PRSUs under Participant’s will or the laws of descent or distribution, and the unvested portion of the PRSUs shall be forfeited
iii.Participant’s Disability. Notwithstanding any provision in the Plan to the contrary, if a Participant terminates Service due to Disability, the PRSUs shall vest in full based on the banked amounts for those Performance Year(s) completed and vest at Target for any uncompleted Performance Year.

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iv.Participant’s Retirement. If the Participant’s status as an employee of the Company and all Affiliates terminates by reason of a Covered Retirement, as defined below, the PRSUs shall immediately vest based on the banked amounts for those Performance Year(s) completed prior to the Participant’s date of retirement plus the pro-rata of the Target for any uncompleted Performance Year (number of days employed during the Performance Year divided 365 multiplied by the Target for the uncompleted Performance Year). For purposes hereof, a “Covered Retirement” is the voluntary termination of a Retirement Eligible Individual who has provided the Company not less than six months’ prior notice of such employee’s intent to retire from the Company or an Affiliate. A “Retirement Eligible Individual” means an employee of the Company or an Affiliate who has attained at least 55 years of age and who has a combined age and years of credited employment service with the Company and/or all Affiliates of 65 years. This Section 4(d) shall not apply to any termination of Service during the 12-month period following the Grant Date.
v.Qualifying Termination. Upon a Qualifying Termination, unvested PRSUs that otherwise would have vested within six months of the Participant’s Termination Date shall vest on the Participant’s Termination Date in full at the sum of the banked amounts for those Performance Year(s) completed (if any) plus Target for any uncompleted Performance Year(s). Qualifying Termination shall mean, with respect to the Participant, an involuntary termination of employment with the Company or its Affiliates other than a termination by reason of death, Disability, Covered Retirement, Change in Control, or for Cause.
vi.Change in Control. In the event of a Change in Control, the PRSU will convert to time-based RSUs based on the greater of (i) the sum of the Target for each Performance Year or (ii) the sum of the banked amounts plus Target for uncompleted Performance Year(s). Vesting of the time-based RSUs will assume the vesting schedule of the original PRSU award. The time-based RSUs as so converted:
i.Will automatically accelerate and vest in full if within the 24-month period following the Change in Control, the Participant is terminated by the Company or the continuing entity or any of its Affiliates without Cause;
ii.Will automatically accelerate and vest in full at the Change in Control if this Agreement is not assumed or replaced by the acquirer/continuing entity or replaced by other terms or awards deemed by the Compensation Committee to be appropriate; or
iii.Will vest on the third anniversary of the Grant Date, if vesting has not otherwise been accelerated as provided above.

5.Non-Transferability. This Agreement or the rights hereunder may not be Transferred.
6.No Dividends. Participant shall not be entitled to receive dividends or dividend equivalents with respect to the number of unvested Ordinary Shares covered by the PRSUs.
7.No Security Holder Rights. Participant shall have no rights as a security holder with respect to the unvested Ordinary Shares covered by the PRSUs.
8.Taxes. The Participant acknowledges that the Company has the right to require Participant to remit to the Company an amount sufficient to satisfy his or her minimum federal, state, local and foreign withholding tax requirements, or to deduct from all payments under the Plan amounts sufficient to satisfy such minimum withholding tax requirements. Participant further acknowledges that the ultimate liability for all federal, state, local and foreign income taxes, social insurance, payroll tax, or other tax-related items related to the Participant’s participation in the Plan is and

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remains the Participant’s responsibility and may exceed the amount actually withheld by the Company.
9.Withholding. Participant authorizes the Company and/or its Subsidiaries, or their respective agents, at their discretion, to satisfy the Participant’s tax obligations that must be withheld by the Company and/or its Subsidiaries by withholding in Ordinary Shares to be issued upon vesting of the PRSUs, or in the sole discretion of the Company, by any other appropriate method.
10.Data Protection. Participant consents to the collection and processing of Personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. “Personal data” shall include but may not be limited to, data about participation in the Plan and securities offered or received, purchased or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the PRSUs were granted, Participant’s name and address) about the Participant and his or her participation in the Plan. Participant accepts that the Personal data will be administered and processed by the Company or any other agent or person designated by the Company. Participant is entitled to request access to the data referring to the Participant and held by the Company and to request the amendment or deletion of such data. Participant also gives express consent to the Company to transfer and process his/her Personal data to the United States in accordance with the applicable laws and regulations of the United States even if the level of Personal data protection in the United States may be lower than in the Participant’s country. Participant acknowledges that he/she is free to withdraw his/her consent at any time.
11.Language. Participant acknowledges that the Plan and this Agreement are provided in English only and waives his/her right to translated Plan documentation.
12.Discretionary Nature of Benefit; No Right to Continued Employment; No Entitlement to Future Awards. Participant understands that under this Agreement, grants of PRSUs are made at the complete discretion of the Company pursuant to the Plan. The offer to participate in the Plan does not constitute an acquired right. Nothing in this Agreement shall confer on any Participant any right to continue in the employment of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries to terminate such Participant’s employment at any time for any reason or to continue such Participant’s present (or any other) rate of compensation. The grant of the PRSUs under any award to any Participant is a one-time benefit and shall not create any rights in such Participant to any subsequent awards by the Company, no award hereunder shall be considered a condition of such Participant’s employment, and no profit with respect to an award shall be considered part of such Participant’s salary or compensation under any severance statute or other applicable law.
This Agreement may be executed in one or more counterparts (including by means of telecopied signature pages), all of which taken together shall constitute one and the same Agreement.
*    *    *    *

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IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has executed this Agreement effective as of the date first above written.
SENSATA TECHNOLOGIES HOLDING PLC
By:

__________________________
Name: Jeff Cote
Title: CEO & President
Accepted and Agreed:

____________________________
%%FIRST_NAME%-% %%LAST_NAME%-%

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Annex A
Peer Group

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Annex B
Calculation of Adjusted Earnings Per Share

Adjusted earnings per share (“Adjusted EPS”) is a non-GAAP financial measure1 reported in the Company’s Annual Report on Form 10-K as well as in each of its quarterly earnings releases and earnings presentations.2

The Company defines Adjusted EPS as adjusted net income (“ANI”) divided by the dilutive weighted-average ordinary shares outstanding.

ANI is also a non-GAAP financial measure, and the Company defines ANI as net income (or loss), determined in accordance with GAAP, adjusted to exclude the following items: (i) Restructuring related and other3, (ii) Financing and other transaction costs4, (iii) Step-up depreciation and amortization5, (iv) Deferred loss/(gain), net on derivative instruments6, (v) Amortization of debt issuance costs7, and (vi) Deferred taxes and other tax related8.

Dilutive weighted-average ordinary shares is a financial measure calculated and presented in accordance with GAAP9.

1     Refers to a financial measure calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (“GAAP”).
2     Each of our Annual Reports on Form 10-K, quarterly earnings releases, and quarterly earnings presentations can be found in the “Investor Relations” section of the Company’s website, www.investors.sensata.com. Copies of our Annual Report on Form 10-K and our quarterly earnings releases can also be obtained from the SEC website, www.sec.gov.
3     Includes, for example, (i) amounts calculated in accordance with GAAP and presented in the ‘Restructuring and other charges, net’ line of the Company’s consolidated statement of operations, (ii) amounts recognized in the Company’s consolidated statement of operations that relate to contingent liabilities assumed in connection with a business combination, and (iii) other income, expenses, gains, and losses that relate to planned strategic actions or material transactions that management believes are either unique or unusual, or that impact the comparability of the Company’s operating results relative to prior period operating results or forecasted results.
4     Includes, for example, (i) the net loss (or gain) on debt financing, (ii) losses (or gains) related to the divestiture of a business, and (iii) transaction costs recognized in connection with a business combination transaction, each of which is calculated and presented in accordance with GAAP.
5     Refers to depreciation and amortization expense related to the step-up (or step-down) in value of tangible and intangible assets that are recognized in connection with business combination and asset acquisition transactions (i.e., as those terms are defined in GAAP).
6     Primarily includes the net loss (or gain) on commodity forward contracts, as calculated and presented in accordance with GAAP.
7     As calculated and presented in accordance with GAAP.
8     Refers to (i) the deferred provision for/(benefit from) income taxes, as calculated and presented in accordance with GAAP, (ii) adjustments to unrecognized tax benefits that are recognized in the Company’s consolidated statement of operations, and (iii) withholding tax expense associated with the repatriation of the cash.
9     However, and for the avoidance of doubt, if in a particular period the Company reports a net loss, calculated and presented in accordance with GAAP, certain adjustments are made to account for the dilutive and anti-dilutive effects of potentially outstanding equity securities.

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Annex C
ROIC

ROIC = NOPAT divided by Total Invested Capital
NOPAT = adjusted EBIT minus adjusted taxes
Total Invested Capital = Average Trailing 5 Quarters of (Shareholder Equity + Total Long-Term Debt + Deferred Taxes) minus (Long-Term Capital Leases & Other Obligations)

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